UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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☐	Soliciting Material Pursuant to Section 240.14a-12

CANYON RESOURCES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CANYON RESOURCES CORPORATION

14142 Denver West Parkway, Suite 250 Golden, Colorado 80401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 9, 2005

To Our Shareholders:

     The Annual Meeting of Shareholders (“Meeting”) of Canyon Resources Corporation (the “Company”), a Delaware corporation, will be held at 3:00 p.m. (Mountain daylight time) on Thursday, June 9, 2005, at the Denver West Marriott Hotel, 1717 Denver West Blvd., Golden, Colorado, for the following purposes:

1.	To elect three directors of the Company.

2.	To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000.

3.	To amend the Company’s Certificate of Incorporation to eliminate the provisions for the classification of our Board of Directors and thereby provide that each director will stand for election to a term of one year, commencing at the annual meeting in 2006.

4.	To approve, for the purposes of satisfying the requirements of §§ 712 and 713 of the American Stock Exchange Company Guide, the issuance, at the discretion of the Board of Directors, of up to 17 million shares of common stock for general corporate purposes, including the raising of capital in one or more equity financings or the acquisition of assets or entities in one or more transactions.

5.	Ratify the Audit Committee’s appointment of Ehrhardt Keefe Steiner & Hottman P.C. as the Company’s independent auditors for 2005.

6.	To consider and vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

     Shareholders of record at the close of business on April 20, 2005, are entitled to notice of and to vote at the Meeting. A list of the shareholders entitled to vote at the Meeting shall be open to the examination of any shareholder during ordinary business hours for a period of 10 days prior to the Meeting at the Company’s headquarters, 14142 Denver West Parkway, Suite 250, Golden, Colorado.

     The Board of Directors of the Company extends a cordial invitation to all shareholders to attend the Meeting in person. Whether or not you plan to attend the Meeting, please fill in, date, sign, and mail the enclosed proxy in the return envelope as promptly as possible. Your proxy may be revoked by you at any time prior to close of the Meeting. The prompt return of your completed proxy will assist the Company in obtaining a quorum of shareholders for the Meeting, but will not affect your ability to change your vote by subsequent proxy or by attending the Meeting and voting in person. If you are unable to attend, your written proxy will assure that your vote is counted.

By Order of the Board of Directors

Richard T. Phillips
Corporate Secretary

Golden, Colorado April 29, 2005

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

Please indicate your voting instructions on the enclosed proxy card, date and sign it, and return it in the envelope provided, which is addressed for your convenience. No postage is required if mailed in the United States.

PLEASE MAIL YOUR PROXY PROMPTLY

CANYON RESOURCES CORPORATION
14142 Denver West Parkway, Suite 250
Golden, Colorado 80401

PROXY STATEMENT

Annual Meeting of Shareholders
June 9, 2005

     This Proxy Statement is furnished to the shareholders of Canyon Resources Corporation (the “Company”), a Delaware corporation, in connection with the solicitation by and on behalf of the Company’s Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting of Shareholders (“Meeting”) of the Company. The Meeting will be held on June 9, 2005, at 3:00 p.m. (Mountain daylight time) at the Denver West Marriott Hotel, 1717 Denver West Blvd., Golden, Colorado, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Officers and regular employees of the Company, without additional compensation, may solicit proxies personally or by telephone if deemed necessary. Solicitation expenses will be paid by the Company.

     All proxies that are properly executed and received at or prior to the Meeting will be voted at the Meeting. If a shareholder specifies how the proxy is to be voted on any business to come before the Meeting, it will be voted in accordance with such specification. If a shareholder does not specify how to vote the proxy, it will be voted FOR the election of the nominees for director named in this Proxy Statement, FOR the proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000; FOR the proposal to amend the Company’s Certificate of Incorporation to eliminate the provisions for the classification of our Board of Directors and thereby provide that each director will stand for election to a term of one year, commencing at the annual meeting in 2006; FOR the proposal to approve, for the purposes of satisfying the requirements of §§ 712 and 713 of the American Stock Exchange Company Guide, the issuance, at the discretion of the Board of Directors, of up to 17 million shares of common stock for general corporate purposes, including the raising of capital in one or more equity financings or the acquisition of assets or entities in one or more transactions; FOR the ratification of Ehrhardt Keefe Steiner & Hottman P.C. as the Company’s independent auditors for 2005, and in the proxy holders’ discretion on such other business as may properly come before the Meeting. Any proxy may be revoked by a shareholder at any time before it is actually voted at the Meeting by delivering written notification to the Secretary of the Company, by delivering another valid proxy bearing a later date, or by attending the Meeting and voting in person.

     This Proxy Statement and the accompanying proxy are first being sent to shareholders on or about April 29, 2005. The Company will bear the cost of preparing, assembling, and mailing the notice, Proxy Statement, and form of proxy for the Meeting.

VOTING SECURITIES

     All voting rights are vested exclusively in the holders of the Company’s common stock, $.01 par value (the “Common Stock”), with each share entitled to one vote. Only shareholders of record at the close of business on April 20, 2005, are entitled to notice of and to vote at the Meeting or any adjournment. At the close of business on April 20, 2005, there were                     shares of Common Stock issued and outstanding. A minimum of one-third of the shares of Common Stock issued and outstanding must be represented at the Meeting, in person or by proxy, in order to constitute a quorum. Cumulative voting is not allowed for any purpose. Assuming a quorum is present, (i) the nominees receiving the highest number of votes cast will be elected as directors and (ii) the affirmative vote of the holders of the majority of shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote on the subject matter will be necessary (a) to approve, for the purposes of satisfying the requirements of §§ 712 and 713 of the American Stock Exchange Company Guide, the issuance, at the discretion of the Board of Directors, of up to 17 million shares of common stock for general corporate purposes, including the raising of capital in one or more equity financings or the acquisition of assets or entities in one or more transactions; and (b) for the ratification of Ehrhardt Keefe Steiner & Hottman P.C. as the Company’s independent auditors for 2005.

     The affirmative vote of a majority of the issued and outstanding shares of the Company’s Common Stock entitled to vote thereon is necessary for the approval of the proposed Amendment to the Certificate of Incorporation to increase the authorized Common Stock.

     The affirmative vote of the holders of 66 2/3 percent of the shares of Common Stock entitled to vote in the election of directors, in person or by proxy, will be necessary to approve the Amendment to the Company’s Certificate of Incorporation to eliminate the provisions for the classification of our Board of Directors.

     An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied. With respect to the vote on any particular proposal, abstentions will be treated as shares present and entitled to vote, and for purposes of determining the outcome of the vote on any such proposal, shall have the same effect as a vote against the proposal. A broker “non-vote” occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker “non-votes” on a particular proposal will not be treated as shares present and entitled to vote on the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of April 20, 2005, with respect to beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director and nominee for director of the Company, by each executive officer named in the table titled “Summary Compensation Table,” which appears elsewhere in this Proxy Statement, and by all officers and directors of the Company as a group. Unless otherwise noted, each shareholder has sole investment and voting power over the shares owned.

Name of Beneficial Owner	Type of Ownership	Number of Shares		Percent of Class

Passport Capital LLC	Record and	3,294,015	(1)	6.9%
402 Jackson Street	Beneficial
San Francisco, CA 94111

Richard H. De Voto	Record and	697,908	(2)	2.0%
	Beneficial

James K. B. Hesketh	Beneficial	50,000	(3)	*

Gary C. Huber	Record and	376,891	(4)	1.1%
	Beneficial

Richard T. Phillips	Beneficial	165,000	(5)	*

Leland O. Erdahl	Record and	66,325	(6)	*
	Beneficial

David K. Fagin	Record and	80,400	(7)	*
	Beneficial

Richard F. Mauro	Beneficial	40,000	(8)	*

Ronald D. Parker	Beneficial	30,000	(9)	*

All Officers & Directors as a Group		1,506,524		4.2%
(8 persons)

* Less than 1%

1	Passport Capital, LLC manages two separate equity funds: (i) Passport Master Fund, LP owning 1,427,217 shares and warrants to acquire 646,800 shares at an exercise price of $2.16 per share through December 1, 2005; and (ii) Passport Master Fund II, LP owning 1,026,798 shares and warrants to acquire 193,200 shares at an exercise price of $2.16 per share through December 1, 2005.

2	This number includes (i) 82,663 shares owned of record; (ii) 140,157 shares held by the Richard H. De Voto Trust No. 1; (iii) 88 shares held as Co-Trustee of Trust for his mother; (iv) an option to purchase 75,000 shares at an exercise price of $1.13 per share; (v) an option to purchase 75,000 shares at an exercise price of $1.04 per share; (vii) options to purchase 150,000 shares at an exercise price of $3.38 per share; (viii) an option to purchase 75,000 shares at an exercise price of $1.15 per share, and (ix) an option to purchase 100,000 shares at an exercise price of $1.16 per share.

3	This number includes an option to purchase 50,000 shares at an exercise price of $0.81 per share.

4	This number includes (i) 51,891 shares owned of record; (ii) an option to purchase 50,000 shares at an exercise price of $1.13 per share; (iii) an option to purchase 50,000 shares at an exercise price of $1.04 per share; (iv) options to purchase 100,000 shares at an exercise price of $3.38 per share; (v) an option to purchase 50,000 shares at an exercise price of $1.15 per share; and (vi) an option to purchase 75,000 shares at an exercise price of $1.16 per share.

5	This number includes (i) an option to purchase 25,000 shares at an exercise price of $1.13 per share; (ii) an option to purchase 25,000 shares at an exercise price of $1.04 per share; (iii) options to purchase 50,000 shares at an exercise price of $3.38 per share; (iv) an option to purchase 25,000 shares at an exercise price of $1.15 per share; and (v) an option to purchase 40,000 shares at an exercise price of $1.16 per share.

6	This number includes (i) 26,325 shares owned of record; (ii) an option to purchase 10,000 shares at an exercise price of $2.30 per share; (iii) an option to purchase 10,000 shares at an exercise price of $1.38 per share; and (iv) an option to purchase 20,000 shares at an exercise price of $4.72 per share.

7	This number includes (i) 50,400 shares owned of record; (ii) an option to purchase 10,000 shares at an exercise price of $1.38 per share; and (iii) an option to purchase 20,000 shares at an exercise price of $4.72 per share.

8	This number includes (i) an option to purchase 10,000 shares at an exercise price of $2.30 per share; (ii) an option to purchase 10,000 shares at an exercise price of $1.38 per share; and (iii) an option to purchase 20,000 shares at an exercise price of $4.72 per share.

9	This number includes (i) an option to purchase 10,000 shares at an exercise price of $1.38 per share; and (ii) an option to purchase 20,000 shares at an exercise price of $4.72 per share.

ELECTION OF DIRECTORS

     The Company’s Bylaws provide that the number of members of the Board shall be from five to seven, divided into three classes. Currently, the number of Board members is set at seven. Cumulative voting in election of directors is not permitted. Directors are elected by plurality vote of the shares represented at the Meeting.

     James K. B. Hesketh was appointed to the Board of Directors on March 11, 2005. Therefore three Directors, David K. Fagin, Richard F. Mauro, and James K. B. Hesketh have been nominated for re-election at the Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THESE DIRECTORS, TO SERVE UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

OFFICERS AND DIRECTORS

     The following table lists the names, ages, and positions of the executive officers and directors of the Company as of April 20, 2005. Currently, the Directors are divided into classes, each of which is elected to serve for three years, with one class being elected each year. If the shareholders approve the proposal to eliminate the classes of Directors, the terms for the Directors will be one year. All officers have been appointed to serve until their successors are elected and qualified. Additional information regarding the business experience, length of time served in each capacity, and other matters relevant to each individual is set forth below the table.

			Directors' Terms
Name	Age	Position	Expire(1)
Richard H. De Voto	70	CEO, Director and Chairman of
		the Board (2)	2007

James K. B. Hesketh	47	President and Chief Operating Officer	2005

Gary C. Huber	53	Vice President-Finance, Director	2006

Leland O. Erdahl	76	Director	2006

David K. Fagin	67	Director	2005

Richard F. Mauro	60	Director	2005

Ronald D. Parker	55	Director	2007

Richard T. Phillips	50	Treasurer, Corporate Secretary

     (1) If the shareholders approve the proposal to eliminate the classes of Directors, then each Director’s term will expire at the 2006 Annual Meeting.

     (2) In March 2005 Dr. De Voto retired as President, but remains the Chairman and Chief Executive Officer and serves as a Director.

     Dr. Richard H. De Voto was a founder of the Company and has been a Director of the Company since its formation in 1979. Dr. De Voto served as President of the Company from September 1979 to April 1985, and became President again in April 1987 until March 2005, when Dr. De Voto retired as President. He currently serves as Chairman and Chief Executive Officer, and Director. Dr. De Voto is Professor Emeritus of Geology at the Colorado School of Mines, where he taught from 1966 to 1987.

     James K. B. Hesketh was appointed President and Chief Operating Officer on March 1, 2005 and a Director on March 11, 2005. From June 1989 to December 1999, Mr. Hesketh was with Cyprus Amax Minerals Company working as Chief Engineer and Technical Superintendent and later as Director of Business Development from September 1997 to December 1999. In February 2000, he was appointed Vice President and Principal Mining Engineer for NM Rothschild & Sons (Denver) Inc. where he had responsibilities for risk assessment, due-diligence, and analysis for project and corporate debt facilities. In January 2004, he was employed by RMB Resources Inc., a subsidiary of First Rand Bank of South Africa arranging debt/equity mining finance for mining companies. From June 2004 to March 2005 he served as a consultant to the mining industry. Earlier in his career, he was a department manager for Pincock, Allen & Holt, Inc., an internationally recognized mining engineering consulting firm. Mr. Hesketh also serves as a Director of Atna Resources Limited and Apogee Minerals Limited, both publicly traded Canadian junior gold and silver exploration companies.

     Dr. Gary C. Huber was a founder of the Company and served as Corporate Secretary of the Company from inception in 1979 through June 1986, as Treasurer from 1980 through December 1991, as Vice President from April 1985 to April 1987, and as Vice President-Finance since April 1987. He was elected as a Director of the Company in June 1985. Dr. Huber currently serves as Vice President-Finance and Chief Financial Officer.

     Leland O. Erdahl has been a Director of the Company since February 1986. From July 1987 to September 1991, he served as President and CEO of Stolar, Inc., a privately held service and communication supply company for the mining industry, and from November 1987 to January 1992, as President and CEO of Albuquerque Uranium Corporation, a privately held company engaged in the production and sale of uranium. From March 1997 to June 1998, Mr. Erdahl also served as a Vice President and Chief Financial Officer of Amax Gold Inc and retired in September 2001, retired as President and CEO of Nord Pacific Limited. Mr. Erdahl currently serves as a Director of Uranium Resources, Inc., a publicly held mineral resources company. Mr. Erdahl is a retired Certified Public Accountant (CPA).

     David K. Fagin has been a Director since June 2000. From May 1992 to May 1996, Mr. Fagin served as Chairman and CEO of Golden Star Resources Ltd. and from then to January 1998 as non-executive Chairman of Golden Star Resources Ltd. From July 1997 to February 2000, he also served as Chairman and CEO of Western Exploration and Development Ltd., a privately held exploration company, and since February 2000, he has served as a consultant and corporate director. Mr. Fagin previously served as President and Director of both Homestake Mining Company and Rosario Resources Corporation, and a Vice President of AMAX Inc. He currently serves as a Director of Pacific Rim Mining Company and Golden Star Resources Ltd., publicly held mining companies, as well as a Director or Trustee for the public mutual funds managed by T. Rowe Price.

     Richard F. Mauro was appointed a Director of the Company on April 9, 1999. He was a co-founder and, from 1992 to 1997, served as Executive Vice President of Castle Group, Inc., an investment management firm focused on investments in the mining industry. From 1997 to 1999, he served as a consultant and attorney in private law practice and Mr. Mauro served as a partner in the law firm of Moye, Giles LLP, from 1999 to 2003 when he retired. In 1985 he co-founded the law firm Parcel, Mauro and served as its President. He was President of Sundance Oil Exploration Company during 1985. He is also a Director of U. S. Gold Corporation, a public mining company based in Lakewood, Colorado.

     Ronald D. Parker was appointed a Director of the Company on October 17, 2002. Mr. Parker currently serves as President and CEO of Gammill Inc, a manufacturing company. From 1998 to 2002, he served as President and CEO of Apollo Gold Inc. From 1986 to 1998, he held several positions with Homestake Mining Company and its subsidiaries including Vice President of Homestake Mining Company, President of Homestake Canada, Inc., President of Prime Resources Group, Inc. and General Manager of the McLaughlin Mine.

     Richard T. Phillips joined the Company as Controller in July 1991, was appointed Treasurer in December 1991, and was appointed Corporate Secretary in June 2004. He is currently responsible for the Company’s cash management, risk management and Corporate Secretarial functions. From 1988 to 1991, Mr. Phillips served as Controller for Western Gold Exploration and Mining Company, a gold mining partnership between Minorco and Inspiration Resources Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 2004, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were met.

CODE OF ETHICS

     The Company has adopted a Code of Business Conduct and Ethics (“Code”) applicable to its officers, directors, and employees, which includes the principal executive officer, principal financial officer and principal accounting officer. The Board has also adopted an additional Code of Ethics for the Chief Executive Officer and Senior Financial Officers. The Code of Business Conduct and Ethics is available along with the Code of Ethics for the Chief Executive Officer and Senior Financial Officers on the Company’s website at www.canyonresources.com under the Investor Relations section. The purpose of the Code is to provide legal and ethical standards to deter wrongdoing and to promote:

1.	Honest and ethical conduct;

2.	Full, fair, accurate, timely, and understandable disclosures;

3.	Compliance with laws, rules, and regulations;

4.	Prompt internal reporting of violations of the Code;

5.	Accountability for adherence to the Code.

BOARD MEETINGS AND COMMITTEES

     During the Company’s 2004 fiscal year, the Board met five times. The Board of Directors consists of seven members of whom the majority are independent directors as defined under the rules promulgated by the U. S. Securities and Exchange Commission and under the American Stock Exchange Company Guide. All of the Directors were present at 75% or more of the meetings of the Board and committees upon which they served that were held during their individual incumbencies. It is the policy and practice of the Company that all candidates for election at the Annual Meeting of Shareholders attend the meeting and it is strongly encouraged that all directors also attend the Annual Meeting. All Directors including all of the nominees for election at the 2004 Annual Meeting of Shareholders attended the meeting held on July 14, 2004. The standing committees of the Board of Directors are the Audit, Compensation, Nominating and Technical Committees.

     Audit Committee. The Company’s Audit Committee (“Audit Committee”) is comprised of Messrs. Erdahl (Chairman), Fagin, Mauro and Parker, all independent Directors under the rules promulgated by the U. S. Securities and Exchange Commission and under the American Stock Exchange Company Guide. The Audit Committee reviews the independent public accountants’ reports and audit findings, the scope and plans for future audit programs, independence of the independent accountants, and annual financial statements. The Audit Committee also recommends the choice of independent public accountants to the full Board. The Audit Committee has the sole authority to retain and terminate the Corporation’s independent public accountants, approve all auditing services and related fees and the terms thereof, and pre-approve any non-audit services to be rendered by the Corporation’s independent public accountants. Ten Audit Committee meetings were held in 2004. The Company’s Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s web site at www.canyonresources.com under the Investor Relations section. The Board of Directors has determined that each of the members of the Audit Committee is an Audit Committee Financial Expert, as a result of their knowledge, abilities, and experience.

     Compensation Committee. The Company’s Compensation Committee (“Compensation Committee”) is currently comprised of Messrs. Mauro (Chairman), Erdahl, Fagin and Parker, all independent Directors. The Compensation Committee reviews and makes recommendations to the Board concerning the salaries paid to the Company’s officers. The Compensation Committee held three meetings in 2004.

     Nominating Committee. The Company’s Nominating Committee (“Nominating Committee”) is currently comprised of Messrs. Mauro (Chairman), Erdahl, Fagin and Parker, all independent Directors as required by the American Stock Exchange. The Nominating Committee selects and recommends nominees to the Board of Directors to be elected by shareholder vote at the Annual Meeting of Shareholders. The Nominating Committee also selects and recommends: (i) nominees to be elected by the Board of Directors to fill any Board vacancies, and (ii) nominees to be elected as corporate officers by the Board of Directors. The Company has adopted a Nominating Committee Charter which is available on the Company’s website at www.canyonresources.com under the Investor Relations section. Criteria established for the selection of candidates for the Board of Directors include: independence, integrity, understanding and acceptance of the Company’s corporate philosophy, commitment to representing the long-term interest of the shareholders and relevant experience and expertise in technical, financial, operational or management areas which would be beneficial to the Company and its shareholders. The Nominating Committee will consider for nomination to become directors any persons recommended by shareholders. The Nominating Committee held one meeting in 2004. Recommendations of individuals that meet the criteria set forth in the Nominating Committee Charter may be submitted to the Nominating Committee in care of the Secretary of the Corporation at 14142 Denver West Parkway, Suite 250, Golden, Colorado 80401.

     Technical Committee. The Company’s Technical Committee consists of Messrs. Fagin (Chairman) and Parker, both independent Directors. The Technical Committee reviews and makes recommendations to the Board of Directors concerning the advisability of proceeding with the exploration, development, acquisition or divestiture of mineral properties and/or operations as well as the review of existing operations. No Technical Committee meetings were held in 2004.

SHAREHOLDER COMMUNICATIONS TO DIRECTORS

     Communications with Directors. Any shareholder may communicate directly with the Board of Directors (or any individual director) by writing to the Chairman of the Board, Canyon Resources Corporation, 14142 Denver West Parkway, Suite 250, Golden, Colorado 80401. Any such communication should state the number of shares beneficially owned by the shareholder making the communication. Provided that such communication addresses a legitimate business issue, the Company or the Chairman will forward the shareholder’s communication to the appropriate director. For any communication relating to accounting, auditing or fraud, such communication will be forwarded immediately to the Chairman of the Audit Committee.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP (“PwC”) was the independent accounting firm that audited the financial statements of the Company and its subsidiaries since 1979. On October 11, 2004, the Audit Committee of the Company informed PwC that it would dismiss PwC as the Company’s independent registered public accounting firm upon completion of the procedures related to the unaudited interim financial statements of the Company as of and for the quarters ended June 30, 2004 and September 30, 2004 and for the six-month period ended June 30, 2004 and the nine-month period ended September 30, 2004 and completion of procedures related to the restatement of the Company’s financial statements for the year ended December 31, 2003 and unaudited interim financial statements as of and for the quarter ended March 31, 2004. On November 15, 2004, the following events occurred: (a) PwC completed the procedures described in the immediately preceding sentence and its appointment as the independent registered public accounting firm of the Company was terminated and (b) the Audit Committee of the Company appointed Ehrhardt Keefe Steiner & Hottman P.C., certified public accountants, as the Company’s independent registered public accounting firm for the 2004 annual audit.

     During the years ended December 31, 2003 and 2002 and through November 15, 2004, we did not consult Ehrhardt Keefe Steiner & Hottman P.C. regarding:

(i)	The application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither written nor oral advice was provided by Ehrhardt Keefe Steiner & Hottman P.C. which was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue.

(ii)	Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, or an event otherwise required to be reported pursuant to Item 304(a)(1)(iv).

     Except for the matter discussed in the next sentence, PwC’s reports on the Company’s financial statements for the years ended December 31, 2003 and 2002, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. There was an explanatory paragraph in PwC’s report on the Company’s financial statements included in Amendment No. 2 to Form 10-K/A for the year ended December 31, 2003, indicating that the Company has restated its financial statements for the years ended December 31, 2003 and 2002. During the fiscal years ended December 31, 2003 and 2002, and through November 15, 2004, the Company had no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC would have caused PwC to make reference thereto in their reports on the Company’s financial statements for such years. Except for the matters described in the next three paragraphs, during the fiscal years ended December 31, 2002 and 2003, and through November 15, 2004, there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

     During the performance of review procedures related to the Company’s financial statements for the quarter ended March 31, 2004, PwC identified and communicated to the Company and its Audit Committee a material weakness which is also a reportable condition (as defined under standards established by the American Institute of Certified Public Accountants) relating to the Company’s internal controls and procedures over its financial reporting for stock option plans. In response thereto, the Company performed a review of all stock option plans and the method of all related stock option exercises by employees since the plan’s inception in 1982. Based on this review, the Company determined that the stock option plans would have to be recorded in the financial statements under variable plan accounting, which resulted in the restatement of the financial statements contained in Amendment No. 1 to its 2003 Form 10-K.

     On September 1, 2004, PwC advised the Company that disclosures should be made or actions should be taken to prevent future reliance on their audit report for 2003 and prior periods and interim review for the quarterly period ended March 31, 2004. On September 2, 2004, our Audit Committee held a meeting with management and the independent accountants and determined that the Company’s financial statements for 2003 and prior periods and quarterly period ended March 31, 2004, should be restated. This determination resulted because, during the review of the financial statements for the quarter ended June 30, 2004, PwC communicated with both the Company and its Audit Committee that a model used for testing possible impairment of the Briggs Mine might have been inappropriate. After an evaluation of the model, the Company determined that it was inappropriate. Subsequently, it was determined that certain other items should have been accounted for differently: a loan made to a private exploration company, the proceeds of which were used for exploration, should have been accounted for as an exploration expense; the cost of restricted shares issued under a contract for services should have been recorded at fair market value; and a beneficial conversion feature should have been recognized with regards to the placement of a convertible debenture. As a result, on October 25, 2004, the Company filed restated interim financial statements for the quarter ended March 31, 2004 and the restated financial statements included in Amendment No. 2 to its 2003 Form 10-K.

     The items discussed in the preceding paragraphs constitute material weaknesses in internal controls as defined by the standards established by the AICPA. A material weakness is a reportable condition in which the design or operation of one or more internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. The Company believes that the material weaknesses resulted from:

1.	insufficient review of the method used for testing the impairment of the Briggs Mine;

2.	insufficient analysis, documentation and review of the selection and application of generally accepted accounting principles related to complex transactions.

     In November 2004, the Audit Committee appointed Ehrhardt Keefe Steiner & Hottman P.C., an independent accounting firm, to audit the 2004 financial statements of the Company. Representatives from this firm are expected to be at the Annual Meeting to answer any appropriate questions and will have the opportunity to make a statement if they desire to do so.

     Pursuant to Instruction No. 2 to Item 304 of Regulation S-K, the Company has furnished PwC and Ehrhardt Keefe Steiner & Hottman P.C. with the disclosures set forth above under the heading “Relationship With Independent Accountants.” Neither has provided a statement indicating that such disclosures are incorrect or incomplete for inclusion in this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

     Notwithstanding anything to the contrary set forth in any of the Corporation’s previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings made by the Corporation under those statutes, the following report shall not be deemed to be incorporated by reference into any prior filings nor future filings made by the Corporation under those statutes.

     The Audit Committee of the Board of Directors has oversight responsibility for the Company’s financial reporting processes and the quality of its financial reporting. In reporting this oversight function, the Audit Committee relied upon information and advice received in discussions with the Company’s management and with the auditors, Ehrhardt Keefe Steiner & Hottman P.C.

     Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

     In connection with the December 31, 2004, financial statements, the Audit Committee: (1) reviewed and discussed the audited financial statements with management including the quality of the accounting principles applied and significant judgments used in preparing the Company’s financial statements, (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61, including the independent auditor’s judgment of accounting principles applied and significant judgments used in preparing the Company’s financial statements, and (3) received the written disclosures and the letter from the auditors required by Independence Standards Board Statement No. 1 (Communication with Audit Committee) and discussed with the auditors the independence of Ehrhardt Keefe Steiner & Hottman P.C. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Audit Committee

Leland O. Erdahl, Chairman
David K. Fagin
Richard F. Mauro
Ronald D. Parker

AUDIT FEES

     PricewaterhouseCoopers LLP, the Company’s former independent accountants, billed the following fees in 2004 and 2003 for professional services rendered to the Company:

	2004	2003
Audit fees*	$367,612	$110,400
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	$367,612	$110,400

     Ehrhardt Keefe Steiner & Hottman P.C. billed the following fees in 2004 for professional services rendered to the Company. No fees were paid in 2003.

2004
Audit fees*	$136,000
Audit-related fees	—
Tax fees	—
All other fees	—

Total	$136,000

     * The audit fees for the years ended December 31, 2004 and 2003, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Corporation, Sarbanes-Oxley Section 404 requirements, and assistance with review of documents filed with the SEC.

     The Audit Committee has established procedures in order to safeguard the independence of the auditors. For any proposed engagement to perform non-audit service, (i) management and the auditor must affirm to the Audit Committee that the proposed non-audit service is not prohibited by applicable laws, rules or regulations; (ii) management must describe the reasons for hiring the auditor to perform the services; and (iii) the auditor must affirm to the Audit Committee that it is qualified to perform the services. The Audit Committee has delegated to the Chairman its authority to pre-approve such services in limited circumstances, and any such pre-approvals are reported to the Audit Committee at its next regular meeting. No non-audit related services were performed by Ehrhardt Keefe Steiner & Hottman P.C. in 2004.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Leland O. Erdahl, David K. Fagin, Richard F. Mauro, and Ronald D. Parker, all independent directors, currently serve as the Compensation Committee for the Board. No committee member is an officer or employee of the Company or any of its subsidiaries.

REPORT OF THE COMPENSATION COMMITTEE ON
EXECUTIVE COMPENSATION

     The report of the Compensation Committee and the performance graph that follow shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

     OVERALL POLICY

     Salary compensation of the Company’s executive officers is determined by the Board. The Compensation Committee is responsible for considering specific information and making recommendations to the full Board with respect to compensation matters. The Compensation Committee voting membership is comprised of independent directors appointed annually by the Board. The Compensation Committee’s consideration of and recommendations regarding executive compensation are guided by a number of factors described below. The objectives of the Company’s total executive compensation package are to attract and retain the best possible executive talent, to provide an economic framework to motivate the Company’s executives to achieve goals consistent with the Company’s business strategy, to provide an identity between executive and shareholder interests through stock option plans, and to provide a compensation package that recognizes an executive’s individual results and contributions in addition to the Company’s overall business results.

     Currently, there are two key elements of the Company’s executive plan consisting of base salary and stock options. The Compensation Committee makes recommendations and the Board acts on salary levels of officers and on employee stock option awards. In making recommendations concerning executive compensation, the Committee reviews individual levels of responsibility, scope and complexity of the executive’s position and an evaluation of each individual’s role and performance in advancing the successful development of the Company, the individual’s performance in general, the Company’s performance and a comparison of salary ranges for executives of other companies in similar businesses.

     The Compensation Committee recommends to the Board compensation levels for the Chief Executive Officer, the President and other officers of the Company. In reviewing individual performance of executives whose compensation is detailed in this Proxy Statement, the Compensation Committee takes into account the full compensation package of each individual, including 401(K) plans and insurance plans. Additionally, the Committee takes into account the views of Richard H. De Voto, the Company’s Chief Executive Officer.

     SALARIES

     Salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison of salaries for comparable positions at other similar mining companies.

     The salary levels of the Chief Executive Officer and other officers of the Company are recommended by the Compensation Committee and approved by the Board of Directors. Specific individual performance, initiative and accomplishments and overall corporate or business segment performance are reviewed in determining the compensation level of each individual officer. In a particular business unit, such unit’s financial, operating, cost containment, and productivity results are also considered. The Compensation Committee, where appropriate, also considers other performance measures, productivity, cost control, safety, environmental awareness, and improvements in relations with shareholders, employees, the public, and government regulators.

     During 2004, there were certain events that the Compensation Committee considered to be important with respect to determining compensation for Dr. Richard H. De Voto, Chief Executive Officer and other key executives of the Company. These events included:

•	Briggs Mine produced a total of 543,000 ounces of gold over its eight-year life.

•	I-147, the proposed modification of the earlier anti-mining initiative (I-137), was defeated by vote of Montana citizens in the November 2004 election.

•	Commenced re-evaluation of alternative technologies for gold and silver recovery from the 13.8 million ounces of gold of the Seven-Up Pete Venture in Montana.

•	Acquired Reward property in Nevada with gold/silver mineralized shear zone with extensive drill and metallurgical data base.

•	Raised a total of $9.6 million in the sale of common shares and the exercise of warrants.

•	The Company’s financing of exploration on a Mexico property resulted in the discovery of 108,000 ounces of gold and 1.4 million ounces of silver in a small high-grade deposit. The Company converted its investment into 1.2 million shares (approximately 10% of the outstanding shares) of the private company which owns the mineral rights.

•	Convertible debentures reduced to $2.4 million (from $3.3 million) through conversion to stock.

     The base salary of Dr. Richard H. De Voto, the Company’s Chief Executive Officer, was $220,833 in 2004. In August 2004, he received a special bonus payment of $135,000. The salary and bonus paid to the Chief Executive Officer and other executives were given in accordance with the items discussed above. In March 2005, Dr. De Voto retired as President of the Company. He intends to remain as Chairman and Chief Executive Officer at a reduced base compensation level of $50,000 per year.

     The Compensation Committee believes that the Chief Executive Officer, as well as the other officers of the Company, are strongly motivated and dedicated to the growth in shareholder value of the Company. The Compensation Committee further believes that the Chief Executive Officer, as well as the other officers of the Company, are receiving salary compensation in the mid-range of peer-group levels and that their performance incentives are heavily based on their personal shareholding and/or incentive stock options in the Company. In 2004, stock options were granted to officers with the view that such awards align their interest directly with that of the shareholders.

     STOCK OPTIONS

     Under the Company’s Non-Qualified Stock Option Plan (“Non-Qualified Plan”) and the Incentive Stock Option Plan (“ISO Plan”), stock options are granted to the Company’s key employees, including the individuals whose compensation is detailed in this Proxy Statement. The Compensation Committee recommends the size of the stock option grants based on factors, including competitive compensation data, similar to those used to determine salaries.

     Stock options are intended to align the interests of the executives with those of the shareholders. To date, all stock options granted to the executives from either the Non-Qualified Plan or the ISO Plan are granted with an exercise price equal to the market price of the Common Stock on the date of grant and generally expire after five years. This approach is designed to provide executive incentive for creation of additional shareholder value over the longer term since the benefit of the option awards cannot be realized unless stock price appreciation occurs within the option period.

     CONCLUSION

     The Company’s executive compensation is linked to individual and corporate performance and stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to corporate and individual performance and the advancement of the Company’s development, recognizing that the ups and downs of the business cycle, and in particular the change in gold prices, from time to time may result in an imbalance for a particular period. The Compensation Committee adjusts for factors such as these, which are beyond an executive’s control, by exercising its qualitative judgment rather than employing strict quantitative formulas.

     This Report has been provided by the Compensation Committee.

Richard F. Mauro, Chairman
Leland O. Erdahl
David K. Fagin
Ronald D. Parker

COMPENSATION OF OFFICERS

     The following tables show compensation during the fiscal years ended December 31, 2004, 2003, and 2002 , and option grants and option exercises during the fiscal year ended December 31, 2004, of those persons who were, at December 31, 2004 (i) the Chief Executive Officer and (ii) the two other most highly compensated executive officers of the Company whose total compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

		ANNUAL		LONG-TERM
		COMPENSATION		COMPENSATION
				Awards
				Securities
NAME AND		Base		Underlying	ALL OTHER
PRINCIPAL POSITION	YEAR	Salary	Bonus	Options	COMPENSATION
		($)	($)	(#)	($) (1)
Richard H. De Voto	2004	220,833	135,000	100,000	6,625
President, CEO	2003	200,000	—	150,000	6,000
	2002	200,000	—	75,000	6,000

Gary C. Huber	2004	161,729	75,000	75,000	4,852
Vice President-	2003	152,250	—	100,000	4,567
Finance, CFO	2002	152.250	—	50,000	4,567

Richard T. Phillips	2004	116,250	30,000	40,000	3,488
Treasurer,	2003	110,000	—	50,000	3,300
Corporate Secretary	2002	110,000	—	25,000	3,300

(1)	Amounts included in All Other Compensation were paid pursuant to the Company’s 401(K) plan.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable
					Value at Assumed Annual
					Rates of Stock Price
					Appreciation
	INDIVIDUAL GRANTS				For Option Term
	Number of Securities	Percent of Total
	Underlying Options	Options Granted to	Exercise or
	Granted	Employees in Fiscal	Base Price	Expiration
Name	(#) (1)	Year	($/Share)	Date	5% ($)	10% ($)
Richard H. De Voto	100,000	34.1	1.16	12/13/09	35,364	78,145
Gary C. Huber	75,000	25.6	1.16	12/13/09	26,523	58,609
Richard T. Phillips	40,000	13.7	1.16	12/13/09	14,146	31,258

(1)	Options were granted on December 14, 2004, at an exercise price equal to the Common Stock closing price as quoted on AMEX on the grant date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES (1)

			Number of Securities Underlying		Value of Unexercised
			Unexercised Options at FY-End		In-The-Money Options at FY-End
			(#)			($)
	Shares
	Acquired on
	Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	(#)	($) (2)
Richard H. De Voto	—	—	475,000	—	51,000	—
Gary C. Huber	—	—	325,000	—	35,000	—
Richard T. Phillips	—	—	165,000	—	17,800	—

(1)	Based on the closing price of $1.28 of the Company’s Common Stock as quoted on AMEX at 12/31/04.
(2)	Market value of underlying securities at exercise date minus the exercise price.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

     The following table provides information with respect to the Company’s equity compensation plans as of December 31, 2004.

			NUMBER OF
			SECURITIES
		WEIGHTED AVERAGE	REMAINING AVAILABLE
	NUMBER OF SECURITIES TO	EXERCISE PRICE OF	FOR FUTURE ISSUANCE
	BE ISSUED UPON EXERCISE	OUTSTANDING	UNDER EQUITY
	OF OUTSTANDING OPTIONS,	OPTIONS, WARRANTS	COMPENSATION PLANS
PLAN CATEGORY	WARRANTS AND RIGHTS	AND RIGHTS	(1)
Equity compensation plans approved by security holders	1,499,526	$2.00	2,494,441
Equity compensation plans not approved by security holders	—	—	—
Total	1,499,526	$2.00	2,494,441

(1)	Excluding securities reflected in first column.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph shows the cumulative total shareholder return on the Company’s Common Stock for the period December 31, 1999, through December 31, 2004, compared to the cumulative total return of two other stock market indices: i) the AMEX Market Value Index, and ii) the Standard and Poor’s Gold Index. The graph assumes a $100 investment, assuming reinvestment of dividends, if any, on December 31, 1999 in the Company’s common stock and the two other stock market indices.

Total Return Analysis
	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
Canyon Resources Corporation	$100.00	$80.00	$82.40	$89.60	$303.20	$102.40
S&P Gold Index	$100.00	$82.36	$93.14	$117.85	$198.27	$182.41
Amex Market Value Index	$100.00	$92.42	$88.03	$75.38	$91.07	$97.80

Source:	CTA Public Relations www.ctapr.com

COMPENSATION OF DIRECTORS

     The Company’s compensation for directors that are neither officers nor employees had remained static since 1994. Starting in 2004, the independent director’s compensation was modified to bring it more nearly in line with similar sized organizations and to reflect the recently added duties and responsibilities of independent board members. Starting in 2004, independent directors are entitled to receive $10,000 per year and a fee of $1,000 per meeting of the Board of Directors and $500 per committee meeting that the member directors attends. In recognition of the additional time and effort required by the chairman of the Audit Committee, an additional $5,000 annual fee is paid. The chairman of the Compensation Committee and the Technical Committee will continue to receive an annual fee of $1,000. In addition, as approved by shareholders, each of the independent directors will annually receive options to purchase 20,000 shares of the Company’s stock at the market price at the date of the grants, which date will be the day prior to each annual meeting date. These options will be exercisable for a period of up to ten years from the date of grant.

     During 2004, Leland O. Erdahl, David K. Fagin, Richard F. Mauro and Ronald D. Parker were each granted options to purchase 20,000 shares of Common Stock at an exercise price of $4.72 per share that are exercisable as of July 13, 2005, and which expire on July 12, 2009. The options were granted under the Company’s Non-Qualified Stock Option Plan with an exercise price equal to the closing market price of the Common Stock on the date of grant.

     CHANGE IN CONTROL ARRANGEMENT

     The Company has entered into employment agreements with four executive employees, Messrs. De Voto, Hesketh, Huber, and Phillips which are only effective in the event of a “change in control” of the Company, as defined in the employment agreements. Upon the occurrence of such a change in control, the Company has agreed to continue the executives’ employment and the executives have agreed to remain in the Company’s employ for a period ranging from six to twenty-four months after such change in control (the “Employment Period”). During the Employment Period, the executive shall receive a prorated annual base salary at least equal to twelve times the highest monthly base salary paid to the executive by the Company during the twelve-month period immediately preceding the month in which the change of control occurs. Further, under the agreement, the executive may terminate the employment agreement for “good reason.” If terminated for good reason, the executive is entitled to receive any accrued obligations to such executive plus the executive’s salary payable for the remainder of the Employment Period. “Good reason” is defined in the agreement to include: (i) a significant diminution of the executive’s duties, (ii) a failure of the Company to pay salary and other amounts due under the agreement, (iii) requiring the executive to move beyond a 20 mile radius of the Company’s principal office, (iv) an unauthorized termination of the executive, or (v) failure of the Company to require any successor company to honor the provisions of the employment agreement.

PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED COMMON STOCK

     On April 8, 2005, the Company’s Board of Directors unanimously approved a resolution to place before the shareholders a vote to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 50,000,000, the number of shares currently authorized, to 100,000,000. For the reasons described below, the Company’s Board believes adoption of the proposed amendment is essential for the Company to have the ability to structure financings for possible future acquisitions and to meet the Company’s other financing needs.

     Reasons For Proposal

     The purpose of the amendment is to allow the Company to have a sufficient number of shares of authorized but un-issued Common Stock that can be issued in connection with such corporate purposes as may, from time to time, be considered advisable by the Board of Directors. Having such shares available for issuance in the future will give the Company greater flexibility and will allow such shares to be issued as determined by the Board of Directors without the expense and delay of a special shareholders’ meeting to approve such additional authorized Common Stock. Such corporate purposes could include, without limitation: the issuance of shares in connection with equity financings, purchases of interests in key properties, and the issuance of shares in connection with acquisitions. The Company believes that if the proposal to increase the authorized Common Stock to 100,000,000 shares is not approved, the Company’s ability to enhance its growth opportunities through additional acquisition and financing transactions or participation in other types of future transactions will be severely hampered.

     As of April 20, 2005, ___shares of the Company’s $0.01 par value Common Stock were outstanding and ___shares have been reserved for issuance upon exercise of options and warrants or conversion of debt. For the purposes described above, the Board of Directors of the Company has determined that it is appropriate to increase the number of authorized shares of $0.01 par value Common Stock from 50,000,000 to 100,000,000.

     The increase in authorized Common Stock will not have any immediate effect on the rights of existing shareholders, as no specific use of the additional shares is presently contemplated, although the Corporation has had and will continue to have equity financings and acquisitions under consideration from time to time. However, if the increase in authorized Common Stock is approved, the Board of Directors will have the authority to issue such authorized common stock without requiring future shareholder approval of such issuances, except as may otherwise be required by our Certificate of Incorporation or applicable laws and regulations. To the extent that the additional authorized shares are issued in the future, they will decrease the existing shareholders’ percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing shareholders for their shares, could be dilutive to the Company’s existing shareholders. The holders of Common Stock have no preemptive rights to subscribe for or purchase any additional shares of common stock that may be issued in the future.

     Because the Company could issue a significant number of shares in connection with future financings or acquisitions, it is possible that a change of control of the Company could occur. However, management believes that most of the shares sold in any financing would be sold to a number of different purchasers which would mean that such purchasers would have to act in concert to effect a change in control. There are at present, no specific understandings, definitive arrangements or agreements with respect to any future acquisitions or other transactions which would require the Company to issue any new shares of its Common Stock. Nevertheless, the Company has obtained, and may in the future continue to obtain, discretionary rights under certain option agreements relating to the acquisition of assets, mining properties, or entities, including, by way of example, the Hycroft Mine option agreement announced by the Company by press release and current report on Form 8-K dated January 24, 2005, which, if the Company exercises, could result in the issuance of shares Common Stock of the Company as consideration in the transaction.

     The proposed amendment to our Certificate of Incorporation necessary to increase the number of authorized shares of the Company’s Common Stock from 50,000,000 to 100,000,000 is described above. A copy of Article IV of our Amended and Restated Certificate of Incorporation which will accomplish this change is attached as Appendix A.

Vote Required for Approval

     The affirmative vote of a majority of the issued and outstanding shares of the Company’s Common Stock entitled to vote thereon is necessary for the approval of the proposed Amendment to the Certificate of Incorporation to increase the authorized Common Stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 100,000,000.

PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
TO PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS

     The purpose of this Proposal is to amend our Certificate of Incorporation so that all directors would stand for election annually, commencing at the annual meeting in 2006. This would be accomplished by the stockholders approving amendments to the provisions of the Certificate of Incorporation that provide for a classified board structure and staggered election of directors.

     The proposed changes to the Certificate of Incorporation to cause the annual election of all directors are explained below. A copy of Article VII of the Amended and Restated Certificate of Incorporation which will accomplish this change is attached as Appendix B.

Classified Board Structure

     Under our current Certificate of Incorporation our Board is divided into three classes of directors. Each class has an equal number of directors (or as nearly equal as possible). This is referred to as a “classified” board structure. Only one class of directors is elected each year, with each director in the class elected for a three-year term. As a result, approximately one third of the directors are elected each year. This is referred to as a “staggered” election of directors.

     Article VII of our Certificate of Incorporation provides that (i) the Corporation’s directors will be divided into three classes, (ii) the number of directors in each of the classes will be as nearly equal as possible, (iii) the directors will be elected to a term that expires at the annual meeting of stockholders held in the third year following the year in which the director was last elected by the stockholders, except that directors shall remain in office until their successors are elected and qualified; and (iv) all of the directors in any single class shall stand for election every third year at the annual meeting of stockholders.

Limit on Removal of Directors by Stockholders

     Article VII of our Certificate of Incorporation also states that a director may be removed from office at any time, but only for cause, and only upon the affirmative vote of stockholders who own at least 66 2/3 percent of the voting power of the Corporation’s outstanding voting stock. These provisions are permitted by Delaware law only if the Corporation has a classified board structure. The proposed amendment to Article VII of our Certificate of Incorporation will eliminate the “for cause” provision regarding removal of a director and reduces the required vote for such removal from 66 2/3 percent to the affirmative vote of the majority of the shares entitled to vote at an election of directors.

Vote Required for Approval

     The affirmative vote of the holders of at least 66 2/3 percent of all outstanding shares of Common Stock entitled to vote in the election of directors is required to approve this Proposal.

Effects of Approval

     If our stockholders approve this Proposal by the required 66 2/3 percent threshold, Article VII of our Certificate of Incorporation would be amended with the effect that the terms of all directors would expire at the annual meeting in 2006. At that meeting and at subsequent annual meetings, all of then-current Directors would stand for election by the stockholders for one year terms. In addition, Article VII of our Certificate of Incorporation would be amended with the effect that any or all Directors could be removed, with or without cause, by the holders of a majority of the shares entitled to vote in an election of Directors.

     The proposed changes to the Certificate of Incorporation that are described above are shown in Article VII in the Amended and Restated Certificate of Incorporation that is attached as Appendix B. Our board has unanimously voted to adopt these amendments to the Certificate of Incorporation, subject to stockholder approval of this Proposal.

     Classified boards and staggered election of directors have historically been defended by some companies as helping to ensure continuity of the company’s directors, which enables directors to have a long-term view of their role and to develop greater experience with the company. A classified board with staggered elections is also considered by its advocates to discourage unwelcome takeover attempts, because staggered elections, and the related limits on the removal of directors, generally delay for a least one year the ability of an acquirer to appoint a majority of the acquired company’s directors. During that time, the acquirer would bear the risk of a large investment in a company whose board of directors it did not control. Therefore, a classified board and staggered elections may encourage a person seeking control of a corporation to negotiate with the current board of directors of the target corporation, which could result in a higher price or more favorable terms for the stockholders or give the board an opportunity to prevent a takeover that it believes is not in the best interests of the stockholders.

     Many advocates of corporate governance reform believe, however, that staggered elections effectively insulate the directors from being accountable to the stockholders on an annual basis. The election of directors is generally considered to be the primary means for stockholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. Under a classified board with staggered elections, individual directors are only subject to removal by the stockholders every third year, absent “cause” and a supermajority vote, which could diminish their responsiveness to stockholders. Staggered election of directors may also discourage proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees to the board of directors, which can impede the ability of stockholders to replace a corporation’s board of directors as and when they deem it necessary.

     Our Board believes that the interests of our stockholders are best served by giving the stockholders the opportunity to evaluate the performance of each director on an annual basis. Our Board believes that yearly accountability of all directors to the stockholders is highly desirable for sound corporate governance, and outweighs the merits that a classified board with staggered elections might have in deterring any potential coercive takeover.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE THE PROVISIONS FOR THE CLASSIFICATION OF OUR BOARD OF DIRECTORS AND THEREBY PROVIDE THAT EACH DIRECTOR WILL STAND FOR ELECTION TO A TERM OF ONE YEAR, COMMENCING AT THE ANNUAL MEETING IN 2006.

PROPOSAL TO APPROVE, FOR THE PURPOSES OF SATISFYING THE
REQUIREMENTS OF §§ 712 AND 713 OF THE AMERICAN STOCK EXCHANGE
COMPANY GUIDE, THE ISSUANCE, AT THE DISCRETION OF THE BOARD OF
DIRECTORS, OF UP TO 17 MILLION SHARES OF COMMON STOCK FOR
GENERAL CORPORATE PURPOSES, INCLUDING THE RAISING OF CAPITAL IN
ONE OR MORE EQUITY FINANCINGS OR THE ACQUISITION OF ASSETS OR
ENTITIES IN ONE OR MORE TRANSACTIONS

     The purpose of this proposal is to obtain shareholders approval, for the purposes of satisfying the requirements of §§ 712 and 713 of the American Stock Exchange Company Guide, of the issuance, at the discretion of the Board of Directors, of up to 17 million shares of common stock for general corporate purposes, including the raising of capital in one or more equity financings or the acquisition of assets or entities in one or more transactions. Having authority, pursuant to §§ 712 and 713 of the American Stock Exchange Company Guide, to issue up to 17 million shares for general corporate purposes, in one or more transactions or equity financings, will give the Company greater flexibility and will allow such shares to be issued as determined by the Board of Directors, without the expense and delay of a special shareholders’ meeting to approve each such issuance, except as may otherwise be required by our Certificate of Incorporation or applicable laws and regulations.

     Pursuant to our Certificate of Incorporation and applicable state law, and limited only by the maximum number of shares authorized for issuance under our Certificate of Incorporation, our Board of Directors has the power, without submitting the matter to shareholder vote or approval, to issue shares of the Company, from time to time, for any consideration the Board of Directors deems appropriate. We are requesting shareholder approval of this proposal because the Company is listed on the American Stock Exchange and is therefore subject to the rules contained in the American Stock Exchange Company Guide. In summary, §§ 712 and 713 of the American Stock Exchange Company Guide require shareholder approval of any transaction, other than a “public offering,” involving the sale, issuance, or potential issuance by an American Stock Exchange-listed company of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock, even though shareholder approval is not otherwise required pursuant to applicable state or federal law.

     The Board of Directors has concluded that the best way for the Company to grow, pursue its business plan, and enhance shareholder value is through the diversification of our holdings and increasing our operations. Because of the Company’s current modest operations, in the near term, the Company is unlikely to be able to achieve the desired scale of operations through internal growth alone. The Board believes that increasing the Company’s cash position to provide sufficient working capital to acquire assets to support growth is critical to the success of our business plan. The Board of Directors believes that the Company needs to pursue simultaneously acquisitions and other strategic transactions in order to achieve growth and diversification objectives.

     There are at present, no specific understandings, definitive arrangements or agreements with respect to any future acquisitions or other transactions which would require the Company to issue any new shares of its Common Stock, and no specific use of the 17 million shares is presently contemplated, although the Corporation has had and will continue to have equity financings and acquisitions under consideration from time to time. Nevertheless, the Company has obtained, and may in the future continue to obtain, discretionary rights under certain option agreements relating to the acquisition of assets, mining properties, or entities, including, by way of example, the Hycroft Mine option agreement announced by the Company by press release and current report on Form 8-K dated January 24, 2005, which, if the Company exercises, could result in the issuance of up to ___shares as consideration in the transaction, if the market price for our Common Stock, at the time we were to exercise the option, was equal to the $______  per share market price of our Common Stock existing as of April ___, 2005.

     While the Board of Directors recommends shareholder approval of the Proposal, and is of the opinion that it is in the best interest of the Company and its shareholders, the shareholders should consider the following in evaluating this Proposal.

     To the extent all or a portion of the subject 17 million shares are issued in the future, such issuance will decrease the existing shareholders’ percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing shareholders for their shares, could be dilutive to the Company’s existing shareholders. The current outstanding Common Stock as of April 20, 2005 is ___shares and if all 17 million shares are issued the Company would have outstanding ___shares. As a result, the current shareholders will be diluted, from a percentage ownership perspective, by approximately __ percent. Additionally, if all the shares approved in this proposal were acquired by one person or entity, then that person or entity would be able to exert substantial influence over or actually control the outcome of subsequent shareholder votes. Also, the issuance of all or a significant portion of the shares could itself have a depressive effect on the market price for the Company’s common stock.

     If the proposal to approve the issuance of up to 17 million shares of Common Stock is approved, the Company does not intend to seek further authorization from its shareholders to issue up to the 17 million shares of Common Stock unless, in the Company’s opinion, such approval is required or advisable. No holder of the Company’s Common Stock would have any preemptive or similar right to acquire or subscribe for additional unissued or treasury shares of the Company’s Common Stock, or any other securities of any class, or rights, warrants or options to purchase Common Stock.

Vote Required for Approval

     The affirmative vote of the holders of the majority of shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote on the subject matter will be necessary for the approval, for the purposes of satisfying the requirements of §§ 712 and 713 of the American Stock Exchange Company Guide, of the issuance, at the discretion of the Board of Directors, of up to 17 million shares of common stock for general corporate purposes, including the raising of capital in one or more equity financings or the acquisition of assets or entities in one or more transactions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL TO ISSUE UP TO 17 MILLION SHARES OF COMMON STOCK.

RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee has selected Ehrhardt Keefe Steiner & Hottman P.C. (“EKS&H”) as the independent auditors for the Company and its subsidiaries for the fiscal year 2005, after evaluation of audit quality, fees, independence and other relevant factors.

     The Company is asking the shareholders to ratify the appointment of EKS&H as independent auditors. If shareholders fail to ratify the appointment of EKS&H, the Audit Committee may reconsider this appointment. Representatives of EKS&H are expected to be present at the Annual Meeting and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from shareholders during the meeting.

Vote Required for Approval

     The affirmative vote of the holders of the majority of shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote on the subject matter will be necessary for the ratification of the appointment of independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF EHRHARDT KEEFE STEINER & HOTTMAN P.C. AS THE COMPANY’S INDEPENDENT AUDITORS.

SHAREHOLDER PROPOSALS

     Proposals by shareholders of the Company to be presented at the 2006 Annual Meeting of Shareholders must be received by the Company no later than January 1, 2006, to be included in the Company’s Proxy Statement and proxy for that meeting. If a shareholder intends to submit a proposal at the meeting that is not included in the Company’s proxy statement, and the shareholder fails to notify the Company prior to March 18, 2006 of such proposal, then the proxies appointed by the Company’s management would be allowed to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. The proponent must be a record or beneficial owner entitled to vote on his or her proposal at the next Annual Meeting and must continue to own such security entitling him or her to vote through that date on which such meeting is held. The proponent must own 1% or more of the outstanding shares or $2,000.00 in value of the Company’s Common Stock and must have owned such shares for one year in order to present a shareholder proposal to the Company.

ANNUAL REPORT

     The Annual Report to Shareholders concerning the operation of the Company during the fiscal year ended December 31, 2004, including audited financial statements for the year then ended, has been enclosed with this Proxy Statement. The Annual Report is not incorporated in this Proxy Statement and is not to be considered a part of the soliciting material.

OTHER MATTERS

     The Board knows of no other special business to be presented at the Meeting. If other matters properly come before the Meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     UPON A WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED COMMON STOCK OF THE COMPANY LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON APRIL 20, 2005. ANY REQUEST BY A SHAREHOLDER FOR THE COMPANY’S ANNUAL REPORT ON FORM 10-K SHOULD BE MAILED TO THE COMPANY’S SECRETARY, C/O CANYON RESOURCES CORPORATION, 14142 DENVER WEST PARKWAY, SUITE 250, GOLDEN, COLORADO 80401.

By Order of the Board of Directors

April 29, 2005	Richard T. Phillips Corporate Secretary

Exhibit A

ARTICLES OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION

     Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, the undersigned Corporation adopts the following Articles of Amendment to its Certificate of Incorporation:

     1. The name of the Corporation is Canyon Resources Corporation.

     2. The following amendment was duly adopted by the directors of the Corporation and a majority of the outstanding shares of common stock entitled to vote thereon in accordance with the provisions of Section 242(b):

     Article FOURTH of the Certificate of Incorporation, as amended, shall be amended in its entirety to read as follows:

     “FOURTH: (a) The aggregate number of shares that the Corporation shall have authority to issue is 100,000,000 shares of Common Stock, $0.01 par value per share.”

     IN WITNESS WHEREOF, said Canyon Resources Corporation has caused this Certificate to be signed by James K. B. Hesketh, its President, this ___day of May 2005.

By:	James K. B. Hesketh, President

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Exhibit B

ARTICLES OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION

     Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, the undersigned Corporation adopts the following Articles of Amendment to its Certificate of Incorporation:

     1. The name of the Corporation is Canyon Resources Corporation.

     2. The following amendment was duly adopted by the directors of the Corporation and a majority of the outstanding shares of common stock entitled to vote thereon in accordance with the provisions of Section 242(b):

     Article SEVENTH of the Certificate of Incorporation, as amended, shall be amended in its entirety to read as follows:

     “SEVENTH:

     (a) Shareholder voting. Each outstanding share of Common Stock shall be entitled to one vote and each outstanding fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of stockholders. Cumulative voting shall not be allowed in the election of directors.

     (b) Directors. Number, Election and Terms. The business and affairs of the Corporation shall be managed and controlled by a Board of Directors consisting of not less than three (3) persons. The exact number of Directors shall be fixed from time to time by the Board of Directors pursuant to a resolution amending the Bylaws of the Corporation adopted by a majority of the entire Board of Directors. At each Annual Meeting of Stockholders, all directors should be elected to serve for a one year term or until the next Annual Meeting.

     (c) Newly created directorships and vacancies. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled by a majority vote of the directors then in office and directors so chosen shall hold office for a term expiring at the next Annual Meeting of Shareholders.

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     (d) Removal. Any director of the entire Board of Directors may be removed from office at any time by the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation entitled to vote for the election of directors.

     IN WITNESS WHEREOF, said Canyon Resources Corporation has caused this Certificate to be signed by James K. B. Hesketh, its President, this ___day of May 2005.

By:	James K. B. Hesketh, President

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Name
Name/Address Name/Address Address Address	☐	Mark this box with an X if you have made changes to your name or address details at left.

Annual Meeting Proxy Card

A	Election of Directors

1.	Election of Directors
		For	Withold
	01 — James K. B. Hesketh	☐	☐

	02 — David K. Fagin	☐	☐

	03 — Richard F. Mauro	☐	☐

B	Proposals
		For	Against	Abstain
2.	To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000.	☐	☐	☐

3.	To amend the Company’s Certificate of Incorporation to eliminate the provisions for the classification of our Board of Directors and thereby provide that each director will stand for election to a term of one year.	☐	☐	☐

4.	To approve the issuance, at the discretion of the Board of Directors, of up to 17 million shares of common stock for general corporate purposes, including the raising of capital or the acquisition of assets or entities in one or more transactions.	☐	☐	☐

5.	Ratify the Audit Committee’s appointment of Ehrhardt Keefe Steiner & Hottman P.C. as the Company’s independent auditors for 2005.	☐	☐	☐

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

(Please sign EXACTLY as your name appears on your stock certificate(s). If more than one name appears because of joint ownership, all joint owners should sign.)

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

Proxy — Canyon Resources Corporation

This proxy is solicited by the Board of Directors of Canyon Resources Corporation.

The undersigned holder of Common Stock of Canyon Resources Corporation, hereby appoints James K. B. Hesketh and Gary C. Huber, or either of them, as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Canyon Resources Corporation held of record by the undersigned on April 20, 2004, at the Annual Meeting of Shareholders to be held on June 9, 2005, or at any adjournment thereof, with respect to the following:

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR: THE ELECTION OF JAMES K. B. HESKETH, DAVID K. FAGIN AND RICHARD F. MAURO AS DIRECTORS; AND PROPOSALS (2), (3), (4) AND (5).

This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise. This Proxy, when properly executed, will be voted as directed above by the undersigned shareholders. If no direction is made, it will be voted FOR the election of James K. B. Hesketh, David K. Fagin and Richard F. Mauro; FOR the approval of the amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares to 100,000,000; FOR the amendment of the Company’s Certificate of Incorporation to eliminate the provisions for a classified Board and require annual elections of Directors; FOR the approval of issuance, at the discretion of the Board, of 17 million shares of common stock; and FOR the ratification of Ehrhardt Keefe Steiner & Hottman P.C. as the Company’s auditor for the year ending 2005. This Proxy also may be voted, in the Proxies’ discretion, on such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.